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Camden National Corporation
2 Elm Street
Camden, Maine 04843

July 24, 2015

John Everets
SBM Financial, Inc.
2 Canal Plaza
Portland, Maine 04101

Dear John:

As we have discussed, pursuant to Section 1.5 of the Agreement and Plan of Merger, dated as of March 29, 2015 (the "Agreement"), by and among Camden National Corporation, a Maine corporation ("Buyer"), Atlantic Acquisitions, LLC, a Maryland limited liability company of which Buyer is the sole member ("Merger LLC"), and SBM Financial, Inc., a Maryland corporation (the "Company"), Buyer and the Company have the ability to mutually agree on the Closing Date for the Merger. In accordance with the provisions of Section 1.5 of the Agreement, this letter hereby confirms our agreement that the Closing Date of the Merger will be October 16, 2015. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Agreement.

In connection with setting this Closing Date, Buyer, Merger LLC and the Company have delivered to each other the certificates required by Section 7.2(a) and Section 7.3(a) of the Agreement, respectively, and each party hereby confirms that the conditions set forth in Section 7.2(a) and 7.3(a) of the Agreement are fulfilled and satisfied in all respects, such that the only remaining conditions to closing on October 16, 2015 are those set forth in Section 7.1, 7.2(b) and 7.3(b) of the Agreement. In connection with the conditions set forth in Section 7.2(b) and 7.3(b), the parties acknowledge that each of their counsel has received representation letters in such form and substance acceptable to such counsel. Moreover, Buyer and Merger LLC hereby waive any right to terminate the Agreement under Section 8.1(c), except in the event of a willful breach by the Company.

Furthermore, we confirm that the Camden National Corporation dividend record date for the third quarter of 2015 will be a date subsequent to October 16, 2015.

Very truly yours,

CAMDEN NATIONAL CORPORATION

By: Gregory A. Dufour
Name: Gregory A. Dufour
Title: President and Chief Executive Officer

ACTIVE/83074263.4

ATLANTIC ACQUISITIONS, LLC

By: /s/ Gregory A. Dufour
Name: Gregory A. Dufour
Title: President and Chief Executive Officer

Accepted and Agreed to:

SBM FINANCIAL, INC.

By:______________________________
Name: John W. Everets
Title: Chairman and Chief Executive Officer

By: ______________________________

Name: Gregory A. Dufour
Title: President and Chief Executive Officer

Accepted and Agreed to:

SBM FINANCIAL, INC.

By:
Name: John W. Everets
Title: Chairman and Chief Executive Officer

{Clients/1131/00245653.DOCX/ } ACTIVE/83074263.4